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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 28, 2000 relating to the financial statements of Utusan Multimedia Sdn Bhd (renamed Asia Online Utusan Sdn Bhd), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers

Kuala Lumpur, Malaysia
August 1, 2000